UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 11, 2017
GRAHAM HOLDINGS COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6714	53-0182885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 North 17th Street, Suite 1700, Arlington, Virginia		22209
(Address of principal executive offices)		(Zip Code)
(703) 345-6300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)   On January 11, 2017, Barry Diller resigned from the Board of Directors of Graham Holdings Company (the “Company”) effective immediately. Mr. Diller’s decision to resign now is based on the fact that he will not stand for reelection to the Board of Directors at the Company’s 2017 annual meeting of stockholders because of the Company’s Policy on Board Service (which generally precludes a Director from being nominated if he is age 75 on the date of the meeting), and scheduling conflicts which will prevent him from attending meetings prior to that time. His decision is not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Holdings Company
(Registrant)

Date: January 13, 2017	/s/ Nicole Maddrey
Nicole Maddrey Senior Vice President, Secretary and General Counsel